Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 53 to Registration Statement No. 33-14190 on Form N-1A of our reports dated June 22, 2015, relating to the financial statements and financial highlights of Funds For Institutions Series (the “Trust”), comprised of BlackRock Premier Government Institutional Fund (formerly FFI Premier Institutional Fund), BlackRock Government Institutional Fund (formerly FFI Institutional Fund), BlackRock Select Government Institutional Fund (formerly FFI Select Institutional Fund), FFI Government Fund, FFI Treasury Fund and FFI Institutional Tax-Exempt Fund, each a separate series of the Trust; and relating to the financial statements and financial highlights of Master Institutional Money Market LLC (the “Master LLC”), comprised of Master Premier Government Institutional Portfolio (formerly Master Premier Institutional Portfolio), Master Government Institutional Portfolio (formerly Master Institutional Portfolio), and Master Institutional Tax-Exempt Portfolio appearing in the Annual Report on Form N-CSR of the Trust for the year ended April 30, 2015. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

January 4, 2016